EXHIBIT 5.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the registration statement on amendment No. 1 to Form F-9 of Domtar Inc. (the Corporation) dated November 7, 2003, relating to the offering of debt securities of the Corporation, of our auditors’ report dated January 21, 2003 on the consolidated financial statements of the Corporation for the three-year period ended December 31, 2002.

We also consent to the reference to us under the heading “Experts” in such registration statement.

/s/ PricewaterhouseCoopers LLP	/s/ Raymond Chabot Grant Thornton

Chartered Accountants	Chartered Accountants General Partnership

Montréal, Québec November 7, 2003